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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           PACIFIC CAPITAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

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                            PACIFIC CAPITAL BANCORP
                     FILES SUPPLEMENT TO PROXY STATEMENT
                      BOARD VOTES TO RESCIND SELECTION
             OF INDEPENDENT ACCOUNTING FIRM ARTHUR ANDERSEN LLP

    SANTA BARBARA, CALIFORNIA, APRIL 1, 2002 - Pacific Capital Bancorp (Nasdaq:SABB) announced today that the company has filed a supplement to its 2002 Proxy Statement concerning the appointment of an independent accounting firm for 2002. On the recommendation of its Audit Committee, the Board of Directors has rescinded its selection of Arthur Andersen LLP as Pacific Capital Bancorp's independent accountants for 2002 and is removing this item from the matters to be voted on at the company's annual meeting of shareholders on April 23, 2002 in Santa Barbara.

    "At the time our Proxy Statement was printed, our Board was comfortable in recommending Arthur Andersen as our independent accountants for 2002," said William S. Thomas, Jr., President & Chief Executive Officer. "While our Board remains confident of the quality of the 2001 audit work done by the Andersen staff assigned to Pacific Capital, in light of recent developments involving this firm, our Board has now decided not to reappoint Andersen for 2002. We are underway with the process of selecting a new firm to provide audit and tax services to the company for 2002, although this decision may not be made in time for announcement at our upcoming annual meeting."

    Pacific Capital Bancorp, a multi-community bank holding company with $3.96 billion in assets, is the parent company of Pacific Capital Bank, National Association, a nationally chartered bank with four divisions: Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from Morgan Hill in the north to Westlake Village/Thousand Oaks in the south.

    ON MARCH 15, 2002, PACIFIC CAPITAL BANCORP ("PCB") FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2002. PCB FILED SUPPLEMENTAL PROXY MATERIALS WITH THE SEC ON APRIL 1, 2002. SHAREHOLDERS OF PCB ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTAL PROXY MATERIALS AND ANY OTHER RELEVANT MATERIALS FILED BY PCB WITH THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PCB AND THE ANNUAL MEETING. THE DEFINITIVE PROXY STATEMENT, SUPPLEMENTAL PROXY MATERIALS AND ANY OTHER DOCUMENTS FILED BY PCB WITH THE SEC MAY BE OBTAINED FREE OF CHARGE AT THE SEC'S WEB SITE AT WWW.SEC.GOV. IN ADDITION, SHAREHOLDERS MAY OBTAIN FREE COPIES OF THESE DOCUMENTS BY CONTACTING PACIFIC CAPITAL BANCORP, SHAREHOLDER RELATIONS, 1021 ANACAPA STREET, SANTA BARBARA, CALIFORNIA 93101. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SUPPLEMENTAL PROXY

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MATERIALS AND ANY OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING DECISION
WITH RESPECT TO MATTERS TO BE ACTED ON AT THE ANNUAL MEETING.

                                #####


FOR INFORMATION CONTACT:
Deborah K. Lewis
Investor Relations / Corporate Communications
(805) 884-6680
lewisd@pcbancorp.com